Exhibit 4.1

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 2

SUPPLEMENTAL INDENTURE No. 2, dated as of March 11, 2021 (the “Supplemental Indenture”), between OTIS WORLDWIDE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of February 27, 2020 (the “Base Indenture” and, as supplemented or amended from time to time, including by this Supplemental Indenture, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of Securities of any series issued pursuant to the Base Indenture;

WHEREAS, the Company desires to issue a series of Securities, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture to modify the Base Indenture and provide certain additional provisions with respect to such Securities, in each case as hereinafter described;

WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01
Definitions.

(a)
For all purposes of the Indenture and this Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in the City of New York, Tokyo or London, or the relevant Place of Payment, are authorized or required by law, regulation or executive order to close, and that is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, operates.

“Clearstream” means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.

“Code” means the Internal Revenue Code of 1986, as amended.

“Definitive Note” means a certificated Note.

“Euroclear” means Euroclear S.A./N.V., a company organized under the laws of Belgium, as operator of the Euroclear System, or its successor in such capacity.

“Initial Notes” means the Notes issued pursuant to this Supplemental Indenture on the date hereof.

“Interest Payment Date” means the date specified in the Notes as the fixed date on which an installment of interest is due and payable.

“non-United States Holder” means a beneficial owner of a Note that is neither a United States Holder nor a partnership for U.S. federal income tax purposes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by Euroclear and Clearstream), or any successor Person thereto and will initially be The Bank of New York Mellon, London Branch, as common depositary for Euroclear and Clearstream.

“Paying Agent” means The Bank of New York Mellon, London Branch.

“Record Date” means the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided that if any of the Notes are held by a securities depositary in book-entry form, the Record Date for such Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.

“Underwriting Agreement” means that Underwriting Agreement, dated as of March 5, 2021, among the Company and the Representatives (as defined therein), as representatives for the underwriters named in Schedule A thereto.

“United States Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

(b)
The terms defined in this Section 1.01 have the meanings assigned to them in this Section 1.01 and include the plural as well as the singular.

(c)
Terms used herein without definition will have the meanings specified in the Base Indenture.

(d)
All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(e)
The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.02
Index of Defined Terms.

Term	Page
Additional Amounts	7
Additional Notes	4
Applicable Procedures	1
Base Indenture	1
Business Day	2
Clearstream	2
Code	2
Company	1
Definitive Note	2
Euroclear	2
FATCA	8
Global Notes	6
Indenture	1
Initial Notes	2
Interest Payment Date	2
Notes	4
Notes Custodian	2
Paying Agent	2
Record Date	2
Supplemental Indenture	1
Taxes	6
Trustee	1
Underwriting Agreement	2
United States Holder	2

ARTICLE II

THE NOTES

Section 2.01
Title of Securities.  There will be one series of Securities designated the “0.370% Notes due 2026” of the Company (the “Notes”);

Section 2.02
Limitation of Aggregate Principal Amount.

(a)
The aggregate principal amount of the Notes will initially be limited to ¥21,500,000,000.

(b)
The aggregate principal amount specified in this Section 2.02 will be subject to the amount of the Notes that is authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Base Indenture and the amount of the Notes that, pursuant to Section 303 of the Base Indenture, is deemed never to have been authenticated and delivered thereunder.

(c)
The Company may from time to time, without notice to or the consent of the Holders, create and issue further Notes (“Additional Notes”) ranking equally with the Notes (and being treated as a single class with the Notes already Outstanding) in all respects and having the same terms as the Notes already Outstanding except for issue date, issue price and, under some circumstances, the first Interest Payment Date thereof or the date from which interest first accrues thereon.  If any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, then those Additional Notes will have a separate CUSIP/Common Code/ISIN number.  The Notes and any Additional Notes will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

Section 2.03
Principal Payment Date.  The principal amount of the Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on March 18, 2026, which date will be the Stated Maturity of the Notes.

Section 2.04
Interest on the Notes.

(a)
The rate of interest on each Note will be 0.370% per annum, accruing from the date of original issuance or from the most recent date on which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each Note will be payable semi-annually in arrears on March 11 and September 11 of each year, beginning on September 11, 2021; provided that no interest payment shall be made on March 11, 2026 and any accrued and unpaid interest on the Notes shall be paid at Maturity.

(b)
Interest with respect to the Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period.

(c)
If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

(d)
Interest will be payable to the Persons in whose names such Notes (or one or more Predecessor Securities) are registered on the relevant Record Date; provided, that interest payable at the Maturity will be payable to the Persons to whom the principal of such Notes is payable.

Section 2.05
Place of Payment.  The Place of Payment for the Notes will be the office of the Paying Agent maintained for that purpose in the city of London, initially the corporate trust office of the Paying Agent, located at One Canada Square, London, E14 5AL, United Kingdom.  The place where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served, will be the principal corporate trust office of the Trustee in the city of Pittsburgh, Pennsylvania.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes will be given or made only to the registered Holders (which will be Euroclear, Clearstream or a nominee in the case of a Global Note).

Section 206
Sinking Fund Obligations.  The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.

Section 2.07
Denomination.  The Notes will be issued only in fully registered form, without coupons, in minimum denominations of ¥100,000,000 and any integral multiple of ¥10,000,000 in excess thereof.

Section 2.08
Currency.  Payments of principal, interest and Additional Amounts, if any, in respect of the Notes will be payable in yen.  If the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Notes will be made in U.S. dollars until the yen is again available to the Company or so used.  The amount payable on any date in yen will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/yen exchange rate published in the Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined by the Company in its sole discretion on the basis of the most recently available market exchange rate for yen.  Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture.  Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.09
Security Registrar and Paying Agent.  The Trustee will serve initially as the Security Registrar for the Notes. The Bank of New York Mellon, London Branch will serve initially as the Paying Agent for the Notes.

Section 2.10
Form of Notes; Book Entry Provisions.

(a)
The Notes will be issued in the form of one or more permanent global notes (the “Global Notes”) in definitive, fully registered, book-entry form without coupons.  The Global Notes will be deposited with a common depositary (and registered in the name of the common depositary or its nominee) for, and in respect of interests held through, Clearstream and Euroclear.  The Company will execute and the Trustee will authenticate and deliver initially one or more Global Notes registered in the name of a nominee of, and deposited with the Notes Custodian, as the common depositary for Euroclear and Clearstream.

(b)
The Notes will be substantially in the form of Annex 1 attached hereto (other than, with respect to any Additional Notes, changes related to issue date, issue price and, under some circumstances, the first Interest Payment Date thereof or the date from which interest first accrues thereon).  The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject.  Each Note will be dated the date of its authentication. The Initial Notes will be offered and sold by the Company pursuant to the Underwriting Agreement.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and Euroclear and/or Clearstream or their nominee.

(c)
Except as provided in Section 2.11, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

(d)
The terms and provisions contained in the Notes will constitute, and are expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby.  If there is any conflict between the terms of the Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will govern.

Section 2.11
Definitive Notes.  A Global Note deposited with Euroclear or Clearstream or with the Notes Custodian for Euroclear or Clearstream will be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if (x) the depositary for any of the Notes represented by a registered Global Note notifies the Company that it is unwilling or unable to continue as depositary or clearing system for the Global Notes, and the Company is unable to find a qualified replacement for such depositary within ninety (90) days, (y) the Company in its sole discretion determines to allow Global Notes to be exchangeable for Definitive Notes in registered form, or (z) there has occurred and is continuing an event of default with respect to the Notes and the depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes in registered form.

Section 2.12
Additional Amounts.

(a)
All payments of principal and interest in respect of the Notes by the Company or a paying agent on the Company’s behalf will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges imposed or levied by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such deduction or withholding is required by law or the official interpretation or administration thereof.

(b)
In the event such deduction or withholding for Taxes is so required, subject to the limitations described in this Section 2.12, the Company will pay such additional amounts (the “Additional Amounts”) on the Notes as may be necessary to ensure that the net amount received by any non-United States Holder, after withholding or deduction for such Taxes, will be equal to the amount such non-United States Holder would have received in the absence of such deduction or withholding.

(c)
No Additional Amounts will be payable with respect to any Taxes if such Taxes are imposed, withheld, deducted or levied for reasons unrelated to the Holder’s or beneficial owner’s ownership or disposition of Notes, nor will Additional Amounts be payable for or on account of:

(i)
any Taxes which would not have been so imposed, withheld, deducted or levied but for:

(A)
the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States, being or having been engaged in a trade or business in the United States, being or having been present in the United States, or having or having had a permanent establishment in the United States;

(B)
the failure of the Holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement, if compliance is required under the tax laws and regulations of the United States or any political subdivision or taxing authority of or in the United States to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY (and related documentation) or any subsequent versions thereof or successor thereto, and any documentation requirement under an applicable income tax treaty); or

(C)
the Holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(ii)
any Taxes which would not have been imposed, withheld, deducted or levied but for the failure of the Holder or beneficial owner to meet the requirements (including the certification requirements) of Section 871(h) or Section 881(c)(3)(C) of the Code;

(iii)
any Taxes which would not have been imposed, withheld, deducted or levied but for the presentation by the Holder or beneficial owner of such Note for payment on a date more than thirty (30) days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period;

(iv)
any estate, inheritance, gift, sales, excise, transfer, capital gains, personal property, wealth or similar Taxes;

(v)
any Taxes which are payable other than by withholding or deducting from a payment of principal of or interest on such Note;

(vi)
any Taxes which are imposed, withheld, deducted or levied with respect to, or payable by, a Holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(vii)
any Taxes required to be withheld or deducted by any paying agent from any payment on any Note, if such payment can be made without such withholding or deduction by at least one other paying agent;

(viii)
any Taxes imposed, withheld, deducted or levied under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(ix)
any Taxes that would not have been imposed, withheld, deducted or levied but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later; or

(x)
any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix).

(d)
For purposes of this Section 2.12, the acquisition, ownership, enforcement, or holding of or the receipt of any payment with respect to a Note will not constitute a connection (x) between the Holder or beneficial owner and the United States or (y) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

(e)
Any reference in the Indenture or in the Notes to principal or interest will be deemed to refer also to Additional Amounts which may be payable under the provisions of this Section 2.12.

(f)
Except as specifically provided in the Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.

Section 2.13
[Reserved].

Section 2.14
Redemption for Tax Reasons.

(a)
The Company may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date, at any time, if:

(i)
the Company has or will become obliged to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the official application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted, adopted, announced or becomes effective on or after March 5, 2021; or

(ii)
on or after March 5, 2021, any action is taken by a taxing authority of, or any action has been brought in a court of competent jurisdiction in, the United States or any political subdivision of or in the United States or any taxing authority thereof or therein, including any of those actions specified in Section 2.14(a)(i) above, whether or not such action was taken or brought with respect to the Company, or there is any change, amendment, clarification, application or interpretation of such laws, regulations, treaties or rulings, which in any such case, will result in a material probability that the Company will be required to pay Additional Amounts with respect to the Notes (it being understood that such material probability will be deemed to result if the written opinion of independent tax counsel described in Section 2.14(c)(ii) below to such effect is delivered to the Trustee and the Paying Agent).

(b)
Notice of any such redemption will be mailed, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, at least ten (10) days but not more than sixty (60) days before the redemption date to each Holder of Notes to be redeemed; provided that the notice of redemption will not be given earlier than ninety (90) days before the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes to be redeemed was then due.  Such notice, once delivered by the Company, will be irrevocable.

(c)
Prior to the mailing or delivery of any notice of redemption pursuant to this Section 2.14 the Company will deliver to the Trustee and the Paying Agent:

(i)
a certificate signed by one of the Company’s officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to so redeem have occurred, and

(ii)
a written opinion of independent tax counsel of nationally recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of a change or amendment described in Section 2.14(a)(i) above or that there is a material probability that the Company will be required to pay Additional Amounts as a result of an action, change, amendment, clarification, application or interpretation described in Section 2.14(a)(ii) above, as the case may be.

Section 2.15
Purchase Right.  The Company may at any time and from time to time purchase Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.

Section 2.16
Defeasance and Covenant Defeasance.          Section 1402 and Section 1403 of the Base Indenture will be applicable to the Notes.

ARTICLE III

AMENDMENTS TO BASE INDENTURE

Section 3.01
Amendment to Section 303 of the Base Indenture.

Solely as it relates to the Notes, Section 303 of the Base Indenture is hereby amended by adding “or electronic” after the word “manual” in the second sentence of the first paragraph thereof, the first sentence of the second paragraph thereof and the first sentence of the seventh paragraph thereof.

ARTICLE IV

MISCELLANEOUS

Section 4.01
Integral Part; Effect of Supplement on Indenture.  This Supplemental Indenture constitutes an integral part of the Indenture.  Except for the amendments and supplements made by this Supplemental Indenture (which only apply to the Notes), the Base Indenture will remain in full force and effect as executed.

Section 4.02
Adoption, Ratification and Confirmation.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.03
Trustee Not Responsible for Recitals.  The recitals in this Supplemental Indenture are made by the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 4.04
Counterparts.  This Supplemental Indenture may be executed in multiple counterparts, each of which will be regarded for all purposes as an original and all of which will constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 4.05
Governing Law.  This Supplemental Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture as of the date first above written.

OTIS WORLDWIDE CORPORATION

By:	/s/ Imelda Suit
	Name:	Imelda Suit
	Title:	Vice President, Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Manjari Purkayastha
	Name:	Manjari Purkayastha
	Title:	Vice President

[Signature Page to Otis Second Supplemental Indenture]

ANNEX 1

FORM OF NOTES
Annex 1

FORM OF FACE OF INITIAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING S.A., LUXEMBOURG (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

FORM OF NOTE

OTIS WORLDWIDE CORPORATION
0.370% Notes due 2026

CUSIP: 68902V AN7
ISIN:  XS2311150218
Common Code: 231115021

No. 001	Principal Amount ¥21,500,000,000

OTIS WORLDWIDE CORPORATION, a Delaware corporation (the “Company”), which term includes any successor Person under the Indenture hereinafter referred to, for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, the registered Holder hereof, as nominee of The Bank of New York Mellon, London Branch, as common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), or its registered assigns, the principal sum of TWENTY ONE BILLION FIVE HUNDRED MILLION YEN (¥21,500,000,000) upon presentation and surrender of this Security on March 18, 2026 and to pay interest thereon accruing from March 11, 2021, or from the most recent date on which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date (defined below), and interest on this Security will be payable semi-annually in arrears on March 11 and September 11 of each year, beginning on September 11, 2021, and ending on the Maturity of this Security, (each an “Interest Payment Date”) at the rate of 0.370% per annum, until the principal hereof is paid or made available for payment; provided that no interest payment shall be made on March 11, 2026 and any accrued and unpaid interest on this Security shall be paid at Maturity. Interest with respect to this Security will accrue on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period. Interest will be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the relevant Record Date; provided, however, that interest payable at the Maturity of this Security will be payable to the Person to whom the principal of this Security is payable.  If the date on which a payment of interest or principal on this Security is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

Any interest on this Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the relevant Record Date and such Defaulted Interest may be paid by the Company, at its election in each case either to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Place of Payment for this Security will be the office of the Paying Agent maintained for that purpose in the city of London, initially the corporate trust office of the Paying Agent, located at One Canada Square, London, E14 5AL, United Kingdom.  The place where notices and demand to or upon the Company in respect of this Security and the Indenture may be served, will be the principal corporate trust office of the Trustee in the city of Pittsburgh, Pennsylvania.

Payments of principal, interest and Additional Amounts, if any, in respect of this Security will be payable in yen.  If the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Securities of this series will be made in U.S. dollars until the yen is again available to the Company or so used.  The amount payable on any date in yen will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/yen exchange rate published in the Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined by the Company in its sole discretion on the basis of the most recently available market exchange rate for yen.  Any payment in respect of this Security so made in U.S. dollars will not constitute an event of default under this Security or the Indenture.  Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OTIS WORLDWIDE CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated under, and referred to in, the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF SECURITY]

OTIS WORLDWIDE CORPORATION
0.370% Notes due 2026

This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 27, 2020 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 2, dated as of March 11, 2021 (the “Supplemental Indenture” and, together with the Base Indenture as amended and supplemented from time to time, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to ¥21,500,000,000, subject to future issuances of additional Securities pursuant to Section 301 of the Base  Indenture.

The Company has no obligation to redeem or purchase this Security pursuant to any sinking fund or analogous requirement.

All payments of principal and interest in respect of the Securities of this series by the Company or a paying agent on the Company’s behalf will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges imposed or levied by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such deduction or withholding is required by law or the official interpretation or administration thereof.

In the event such deduction or withholding for Taxes is so required, subject to the limitations described below, the Company will pay such additional amounts (the “Additional Amounts”) on the Securities of this series as may be necessary to ensure that the net amount received by any non-United States Holder, after withholding or deduction for such Taxes, will be equal to the amount such non-United States Holder would have received in the absence of such deduction or withholding.  For purposes of Securities of this series, “non-United States Holder” means a beneficial owner of a Security that is neither a United States Holder nor a partnership for U.S. federal income tax purposes, and “United States Holder” means a beneficial owner of a Security of this series that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”)) have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

However, no Additional Amounts will be payable with respect to any Taxes if such Taxes are imposed, withheld, deducted or levied for reasons unrelated to the Holder’s or beneficial owner’s ownership or disposition of Securities of this series, nor will Additional Amounts be payable for or on account of:

(a)
any Taxes which would not have been so imposed, withheld, deducted or levied but for:

(i)
the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States, being or having been engaged in a trade or business in the United States, being or having been present in the United States, or having or having had a permanent establishment in the United States;

(ii)
the failure of the Holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement, if compliance is required under the tax laws and regulations of the United States or any political subdivision or taxing authority of or in the United States to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY (and related documentation) or any subsequent versions thereof or successor thereto, and any documentation requirement under an applicable income tax treaty); or

(iii)
the Holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(b)
any Taxes which would not have been imposed, withheld, deducted or levied but for the failure of the Holder or beneficial owner to meet the requirements (including the certification requirements) of Section 871(h) or Section 881(c)(3)(C) of the Code;

(c)
any Taxes which would not have been imposed, withheld, deducted or levied but for the presentation by the Holder or beneficial owner of such Security for payment on a date more than thirty (30) days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Security on any date during such 30-day period;

(d)
any estate, inheritance, gift, sales, excise, transfer, capital gains, personal property, wealth or similar Taxes;

(e)
any Taxes which are payable other than by withholding or deducting from a payment of principal of or interest on such Security of this series;

(f)
any Taxes which are imposed, withheld, deducted or levied with respect to, or payable by, a holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g)
any Taxes required to be withheld or deducted by any paying agent from any payment on any Security of this series, if such payment can be made without such withholding or deduction by at least one other paying agent;

(h)
any Taxes imposed, withheld, deducted or levied under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(i)
any Taxes that would not have been imposed, withheld, deducted or levied but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later; or

(j)
any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i) above.

For purposes of this paragraph and the immediately preceding paragraph, the acquisition, ownership, enforcement, or holding of or the receipt of any payment with respect to a Security of this series will not constitute a connection (x) between the Holder or beneficial owner and the United States or (y) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

Any reference in the Indenture and herein to principal or interest will be deemed to refer also to Additional Amounts.

Except as specifically provided herein, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.

The Company may redeem Securities of this series at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed, together with any accrued and unpaid interest on the Securities of this series to be redeemed to, but excluding, the Redemption Date, at any time, if:  (1) the Company has or will become obliged to pay Additional Amounts with respect to such Securities as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the official application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted, adopted, announced or becomes effective on or after March 5, 2021; or (2) on or after March 5, 2021, any action is taken by a taxing authority of, or any action has been brought in a court of competent jurisdiction in, the United States or any political subdivision of or in the United States or any taxing authority thereof or therein, including any of those actions specified in clause (1) above, whether or not such action was taken or brought with respect to the Company, or there is any change, amendment, clarification, application or interpretation of such laws, regulations, treaties or rulings, which in any such case, will result in a material probability that the Company will be required to pay Additional Amounts with respect to such Securities (it being understood that such material probability will be deemed to result if the written opinion of independent tax counsel described in clause (B) below to such effect is delivered to the Trustee and the Paying Agent).

Notice of any such redemption will be mailed, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, at least ten (10) days but not more than sixty (60) days before the redemption date to each Holder of Securities of this series to be redeemed; provided that the notice of redemption will not be given earlier than ninety (90) days before the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Securities of this series to be redeemed was then due.  Such notice, once delivered by the Company, will be irrevocable.

Prior to the mailing or delivery of any notice of redemption pursuant to this paragraph and the two immediately preceding paragraphs the Company will deliver to the Trustee and the Paying Agent:  (A) a certificate signed by one of the Company’s officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to so redeem have occurred, and (B) a written opinion of independent tax counsel of nationally recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of a change or amendment described in clause (1) above or that there is a material probability that the Company will be required to pay Additional Amounts as a result of an action, change, amendment, clarification, application or interpretation described in clause (2) above, as the case may be.

Upon the occurrence of a Change of Control Triggering Event with respect to Securities of this series, unless the Company has exercised its right to redeem the Securities of this series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each Holder of the Securities of this series will have the right to require the Company to purchase all or a portion of the Holder’s Securities of this series pursuant to a Change of Control Offer in accordance with Section 1009 of the Base Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date.

If an Event of Default with respect to Securities of this series will occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are issuable only in fully registered form, without coupons in minimum denominations of ¥100,000,000 and any integral multiple of ¥10,000,000 in excess thereof.  As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series may be exchanged for other Securities of this series, of any authorized denominations and of like aggregate principal amount, upon surrender of such Securities to be exchanged at the relevant office or agency.

No service charge will be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906, 1107 or 1305 of the Base Indenture not involving any transfer.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and the Security Registrar shall deem and treat the Person in whose name this Security is registered as the absolute owner of this Security for the purpose of receiving payment of principal of and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar will be affected by notice to the contrary.

If and to the extent that any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture will control.

All terms used in this Security that are defined in the Indenture will have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Security to:

Insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint	, as agent, to transfer this Security on the books of the Company.

The agent may substitute another to act for him.

Date:

Signed
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee*:
*
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian